                                                                    EXHIBIT 3.19

                          REGISTRATION RIGHTS AGREEMENT

      AGREEMENT, dated as of July __, 2000, is made and entered into by and among International Menu Solutions Corporation, a Nevada corporation (the "Company"), and each of the individuals or entities listed on Schedule A hereto that return to the Company an executed copy of this agreement (individually, a "Holder," and collectively, the "Holders").

                                   WITNESSETH:

      WHEREAS, each Holder beneficially owns the shares or options of the Company and/or exchangeable shares of International Menu Solutions, Inc. ("IMSI") set forth on Schedule A hereto, which securities constitute or are exercisable and/or exchangeable for the number of shares of the Company's common stock as set forth on Schedule A hereto (the "Shares"); and

      WHEREAS, the Company is in the process of registering shares of its common stock, par value $0.00 1 per share (the "Common Stock"), pursuant to a registration statement on Form SB-2 (the "Registration Statement") for certain of its stockholders; and

      WHEREAS, the Company has agreed to also grant certain registration rights with respect to the Registration Statement to the Holders of the Shares upon the terms and subject to conditions set forth below.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

      Section 1. Piggyback Registration Rights. The Company is in the process of preparing and filing the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission"). Upon execution of this Agreement by each Holder, the Company will cause such Holder's Shares to be included in such Registration Statement; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying the filing of such Registration Statement. If the Company chooses to undertake an underwritten offering of its Common Stock in the future, the Company and underwriter(s) thereof may require the Holders to withhold the Shares from the market for a period designated by the underwriter(s), not to exceed 180 days.

      Section 2. Registration Procedures. To effect the registration of Shares under the Securities Act as described in Section 1 hereto, the Company will:

            (a) prepare and file with the Commission a Registration Statement with respect to such Shares, and use its best efforts to cause such Registration Statement to become and remain effective with respect to the Shares for such
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      period as may be reasonably necessary to effect the sale of such Shares, provided that the Company shall not be required to maintain the effectiveness thereof for a period to exceed twenty-four months, it being understood that if at any time the Shares of any Holder can be sold as a block at one time under Rule 144 under the Securities Act, the Company shall not be required to maintain the effectiveness of the Registration Statement with respect to such Holder's Shares;

            (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the period provided in Section 2(a);

            (c) furnish to the Holders such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the Holders may reasonably request in order to facilitate the public offering of such securities;

            (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Company agrees with holders of pre-existing registration rights who have a right to reasonably request so request pursuant to their respective agreements with the Company, it being understood that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; and

            (e) prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

      Section 3. Holder Obligations. In connection with any Registration Statement filed pursuant to this Agreement, the Holder shall:

            (a) furnish the Company with such information regarding the Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing; and

            (b) deliver prospectuses in connection with sales as required under the Securities Act and upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) hereof, forthwith discontinue


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      disposition of the Shares pursuant to the prospectus or Registration
      Statement covering such Shares until the Holder shall have received copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof, and, if so directed by the Company, the Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering the Shares current at the time of receipt of such notice.

      Section 4. Expenses. With respect to the registration of shares pursuant to Section 1, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Holders, brokerage fees and transfer taxes for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

      Section 5. Indemnification. In the event that any Shares owned by the Holder are included in the Registration Statement under Section 1:

            (a) The Company will indemnify and hold harmless the Holder from and against any and all loss, damage, liability, cost and expense to which the Holder may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder.

            (b) Each Holder will indemnify and hold harmless the Company from and against any and all loss, damage, liability, cost or expense to which the Company may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by (i) the failure of any Holder to comply with the provisions of Section 3(b) hereof, or (ii) any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary


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

      to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by the Holder.

            (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

      Section 6. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the Company and the Holders will, unless another address is specified in writing, be sent to the address indicated below:


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            Notices to the Company:

            International Menu Solutions Corporation
            350 Credit Stone Road, Unit 202
            Concord, Ontario, Canada
            L4K 372
            Attn:
            Fax:

            With copies to:

            McCarter, Grespan, Robson, Beynon Thompson LLP
            675 Riverbend Drive
            Kitchener, Ontario, Canada
            N2K 3S3
            Attn: Thomas Beynon, Esq.
            Fax: (519) 742-1841

            Dorsey & Whitney LLP
            250 Park Avenue
            New York, New York 10177
            Attn: Steven Himelstein, Esq.
            Fax: (212) 953-7201

            Notices to the Holders:

            To the addresses set forth
            On Schedule A

If notice is given pursuant to this Section 5 of any assignment to the permitted successor or assignee of a party hereto, the notice shall be given as set forth above to such successor or the assignee of such party.

      Section 7. Entire Agreement; Assignability. This Agreement represents the entire agreement and understanding between the Company and the other parties to this Agreement in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. Rights in this Agreement may not be assigned by any Holder without the prior written consent of the Company.

      Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby).


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      Section 9. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

      Section 10. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

                         [SIGNATURE PAGE TO FOLLOW]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        INTERNATIONAL MENU SOLUTIONS
                                        CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        THE HOLDER:

                                        By:_____________________________________
                                           Name:
                                           Title:


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

                                   SCHEDULE A

                                               Securities Exercisable
                                                 or Exchangeable for        No. of Shares of
     Shareholders/Addresses                          Common Stock             Common Stock
     ----------------------                    ----------------------       ----------------
1254859 Ontario Limited
220 Stoke Drive                                   1,513,712 Class X
Kitchener, Ontario, Canada N2N 2C1                     of IMSI                  1,513,712

First Marathon Securities Limited, in trust
  for Stewart Campbell
c/o Robert Caldwell Capital Corporation
305 King Street West, Suite 505                     40,000 Class X               40,000
Kitchener, Ontario, Canada N2G 1B9                     of IMSI

First Marathon Securities Limited, in trust
  for Sandra J. Campbell
c/o Robert Caldwell Capital Corporation
305 King Street West, Suite 505                     40,000 Class X               40,000
Kitchener, Ontario, Canada N2G 1B9                     of IMSI

G.E. Creber
273 Glen Manor Drive East                           60,000 options
Toronto, Ontario, Canada                               of IMSC                   60,000

Thomas D. Beynon, in Trust
c/o McCarter, Grespan, Robson,                                                    6,000
Beynon Thompson LLP
675 Riverbend Drive
Kitchener, Ontario, Canada                          24,000 Class X               24,000
N2K 3S3                                                of IMSI

Michael Steele
220 Stoke Drive                                    500,000 options
Kitchener, Ontario, Canada N2N 2C1                     of IMSC                  500,000

Len Shiffman
40 St. Clair Avenue West                            60,000 options
Toronto, Ontario, Canada M4V 1M2                       of IMSC                   60,000

Alrae Investments Inc.                                                          191,858
50 Renaissance Court                                95,930 Class X
Thornhill, Ontario, Canada L4J 7W4                     of IMSI                   95,930


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
Katherine Kan                                                                   103,308
94 Allevale Drive                                   51,654 Class X
Aurora, Ontario, Canada L46 6P8                        of IMSI
                                                                                 51,654

James Guinchard
34 Mitton Place                                      5,000 Class X
Kitchener, Ontario, Canada N2K 1B4                     of IMSI                    5,000

Edward Ziraldo
__________________________________                  24,000 Class X               24,000
__________________________________                     of IMSI


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